UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________________

FORM 8-K

__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2009

ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0964500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, Connecticut	06455-0448
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

  On April 2, 2009, Zygo Corporation (“Zygo”), Electro Scientific Industries, Inc. (“ESI”) and its wholly owned subsidiary, Zirkon Merger Sub, LLC (“Merger Sub”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”), pursuant to which Zygo, ESI and Merger Sub mutually terminated the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 15, 2008, among them. Pursuant to the terms of the Settlement Agreement, Zygo has paid to ESI the sum of $5.4 million in full settlement of the termination fee required by the Merger Agreement. In addition, if Zygo’s Board of Directors approves a third party proposal to acquire 50% or more of Zygo’s common stock or substantially all of its assets within the six months after the settlement, Zygo will be required to pay an additional termination fee of $1.2 million to ESI. The Settlement Agreement also provides for a mutual release of claims arising out of or relating to the Merger Agreement.

  A copy of the Settlement Agreement is attached as Exhibit 2.1.

  A copy of the press release announcing the Settlement Agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title

2.1	Settlement Agreement and Mutual Release, dated as of April 2, 2009, by and among Electro Scientific Industries, Inc., Zirkon Merger Sub, LLC and Zygo Corporation

99.1	Press Release, dated April 2, 2009, announcing Zygo Corporation’s entry into the Settlement Agreement and Mutual Release and the termination of the Merger Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: April 3, 2009	By: /s/ WALTER A. SHEPHARD
Name: Walter A. Shephard
Title: Vice President Finance, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1	Settlement Agreement and Mutual Release, dated as of April 2, 2009, by and among Electro Scientific Industries, Inc., Zirkon Merger Sub, LLC and Zygo Corporation

99.1	Press Release, dated April 2, 2009, announcing Zygo Corporation’s entry into the Settlement Agreement and Mutual Release and the termination of the Merger Agreement